Exhibit 99.01

September 26, 2014

To Foster Wheeler Employees:

I am writing to you today to provide another update on our pending combination with AMEC.

Last week over 40 people from Foster Wheeler and AMEC participated in the second Integration Master Planning session. During the two-day session, the work streams provided an update on their transition and integration plans for Day 1, when the deal closes.  Involving a larger group of people brought some new viewpoints and was very beneficial, providing extra scrutiny of the plans, especially where activities extend across multiple work streams. The work stream plans were summarized on a large wall, which provided a very effective way to talk the participants through each work stream’s key milestones, something that the team called “walking the wall”.

After validating Day 1 integration readiness, each work stream also presented a detailed action plan from Day 1 through to the end of Q1 2015 to outline their key activities and timings. These individual work stream plans for this period are now being finalized for addition into the overall master plan, which captures all the transition and integration activities for the new company. These plans will be progressively shared across the organization and with all employees.

The participants also learned about the new combined company’s brand, culture, vision and values, which generated a very positive response. Each workstream is now thinking about how they will help bring these to life following Day 1, and help embed the culture right across the new company. They were also given an overview of both companies and how they operate.

The session participants were also updated on mechanics of the offer process and the accounting and reporting changes required by having shares in our new company listed both in the UK and the US, as well as the requirements to be compliant with The Sarbanes-Oxley Act of 2002, the US law which sets corporate governance standards for public US company boards, management and public accounting firms.

I am pleased to report that this was a very positive collaboration effort, with the attendees providing the following thoughts on the meeting:

•	Great interactions and challenges to each work stream
•	Seeing the new brand identity really brings the future to life
•	“Walking the wall” helped visualize objectives, deliverables and their interdependencies
•	The de-couple of Day 1 from the operating model launch at the start of 2015 maximizes the opportunity to build excitement and manage anxiety while protecting the base businesses through year-end
•	The plan to the end of this year, beyond that already detailed to Day 1, is taking shape and can now be further developed
•	The new company combines the different strengths of Foster Wheeler and AMEC which, together, should open up new opportunities
•	We continue to review, plan for, and mitigate key risks

I think the above illustrates the team spirit, energy and sense of excitement shared by the Foster Wheeler and AMEC participants.

We realize our employees will have questions during this transition and I encourage you to regularly check the FAQs section on the common intranet site or email your question following the instructions on the site.

Sincerely,

J. Kent Masters

Chief Executive Officer

Foster Wheeler AG communication materials may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: the timing and success of the proposed offer and acquisition of the Company by AMEC, the risk that the Company’s business will be adversely impacted during the pending proposed offer and acquisition of the Company by AMEC, benefits, effects or results of the Company’s redomestication to Switzerland, deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the SEC.

Important information

The offer has not commenced. At the time the offer is commenced, AMEC will file a registration statement on Form F-4 and a Tender Offer statement on Schedule TO and the Company will file a Recommendation Statement on Schedule 14D-9 with respect to the offer. These documents will contain important information about the offer that should be read carefully before any decision is made with respect to the offer. These materials will be made available to the shareholders of the Company at no expense to them. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.